CONSENT OF COUNSEL

         We hereby consent to: (i) the use of our name and the references to our firm in the Prospectus and Statement of Additional Information that are a part of Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 18 of our firm's opinion and consent of counsel which was filed as Exhibit EX-99.i. to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios.


                               GREENBERG TRAURIG, LLP


                               By:   /S/ STEVEN M. FELSENSTEIN
                                     ----------------------------------------
                                     Steven M. Felsenstein, a Shareholder


Philadelphia, Pennsylvania
February 28, 2002